Exhibit (j)

Roy G. Hale, CPA

PO Box 2634

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

I hereby consent to the inclusion of my independent audit report, dated February 20, 2004, in the Registration Statement being filed under the Securities Act of 1933 and the Investment company Act of 1940 by The Ehrenkrantz Trust, relating to the audited financial statements, as of December 31, 2003, referred to therein.

I also consent to the reference of my practice as an independent certified public accountant.

/s/ Roy G. Hale, CPA

February 20, 2004

La Plata, MD